Exhibit 99.1

For Immediate Release

CONTACT:	Tony Rossi
Financial Profiles
310-478-2700 x13
trossi@finprofiles.com

IGO REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

SCOTTSDALE, Ariz., November 8, 2012 – iGO, Inc. (Nasdaq: IGOI), a leading provider of eco-friendly power management solutions and accessories for mobile electronic devices, today reported financial results for the third quarter ending September 30, 2012.

Revenue was $7.9 million for the third quarter of 2012, compared with $9.7 million in the same period of the prior year. The decline in revenue is primarily attributable to lower sales of power and audio products, partially offset by an increase in sales of rechargeable alkaline batteries. Compared to the second quarter of 2012, total revenue increased $639,000, or 9%, primarily due to higher sales of power products and rechargeable alkaline batteries.

Net loss was $1.8 million, or ($0.05) per share, in the third quarter of 2012, compared with a net loss of $2.2 million, or ($0.07) per share, in the same quarter of the prior year. The decline in net loss was primarily attributable to a reduction in operating expenses. Compared to the second quarter of 2012, our net loss was reduced by $1.7 million, primarily due to higher revenues, lower operating expenses, and the absence of significant non-recurring charges.

The Company had $11.4 million in cash, cash equivalents, and short-term investments, and no debt as of September 30, 2012.

Michael D. Heil, President and Chief Executive Officer of iGO, commented, “Our total revenues increased 9% compared to the prior quarter, but we have not made sufficient progress towards profitability. Accordingly, we are in the process of an organizational review designed to better align our cost structure with our current revenue base. We are also developing new device power products in response to market trends and we are aggressively pursuing new distribution relationships that can generate additional revenue growth; however, we expect the most significant driver of improved financial results in the near-term will come from reductions in our operating expense levels.”

Financial Review

Following is a breakdown of year-over-year revenue trends in the Company’s major product categories:

iGO, Inc.

•	Power products – Sales of power products were $6.2 million for the third quarter of 2012, compared with $7.5 million for the third quarter of 2011. The decline was primarily due to lower sales in the retail channel.

•	Audio products – Sales of audio products were $643,000 for the third quarter of 2012, compared with $1.3 million for the third quarter of 2011. The decline was primarily due to reduced sales to the specialty retail channel.

•	Rechargeable alkaline batteries – Sales of rechargeable alkaline batteries were $645,000 for the third quarter of 2012, compared with $428,000 for the third quarter of 2011. The increase was primarily due to increased distribution in Europe and North America.

Gross margin for the third quarter of 2012 was 19.0%, compared with 22.0% in the third quarter of 2011. The decline in gross margin is primarily due to the lower level of sales and more competitive pricing for power products in the retail channel.

Total operating expenses were $3.3 million in the third quarter of 2012, compared with $4.4 million in the third quarter of 2011. The decline is primarily attributable to lower sales and marketing expense.

iGO Green® Technology Chip Development

iGO continues to work with Texas Instruments on the collaborative development of an integrated circuit based on iGO Green® technology. Based on the latest information provided by the joint development team, the Company now expects that the integrated circuit will be released to manufacturing no sooner than the second quarter of 2013.

About iGO, Inc.

iGO has been a leader in the mobile accessories industry since 1995, offering premium power solutions for laptop computers and electronic mobile devices that enhance the possibility of living life fully charged. iGO’s universal chargers, batteries, and audio accessories offer support and performance that elevates the mobile consumer experience.

iGO’s products are available at www.igo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.

iGO is a registered trademark of iGO, Inc. All other trademarks or registered trademarks are the property of their respective owners.

iGO, Inc.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. Forward-looking statements in this press release include the expectation that improvements in the Company’s financial results in the near-term will be primarily driven by reductions in operating expense levels; and the expectation that the integrated circuit being developed with Texas Instruments will be released to manufacturing no sooner than the second quarter of 2013. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the sufficiency of our revenue to absorb expenses; our dependence on large purchases from significant customers; our ability to expand and diversify our customer base; increased focus of consumer electronics retailers on their own private label brands; our ability to expand our revenue base and develop new products and product enhancements; fluctuations in our operating results because of: increases in product costs from our suppliers, our suppliers’ ability to perform, the timing of new product and technology introductions and product enhancements relative to our competitors, market acceptance of our products, the size and timing of customer orders, our ability to effectively manage inventory levels, delay or failure to fulfill orders for our products on a timely basis, distribution of or changes in our revenue among distribution partners and retailers, our inability to accurately forecast our contract manufacturing needs, difficulties with new product production implementation or supply chain, product defects and other product quality problems, the degree and rate of growth in our markets and the accompanying demand for our products, our ability to expand our internal and external sales forces and build the required infrastructure to meet anticipated growth, and seasonality of sales; our ability to manage our inventory levels; decreasing sales prices on our products over their sales cycles; our failure to integrate acquired businesses, products and technologies; our reliance on and the risk relating to outsourced manufacturing fulfillment of our products, including potential increases in manufacturing costs; the negative impacts of product returns; design and performance issues with our products; liability claims; our failure to expand or protect our proprietary rights and intellectual property; intellectual property infringement claims against us; our ability to hire and retain qualified personnel; our ability to meet our future capital needs, including to secure additional financing; increased competition and/or reduced demand in our industry; our failure to comply with domestic and international laws and regulations; economic conditions, political events, war, terrorism, public health issues, natural disasters and similar circumstances; that our common stock could be delisted from the NASDAQ Capital Market; volatility in our stock price; concentration of stock ownership among our executive officers and principal stockholders; provisions in our certificate of incorporation, bylaws and Delaware law, as well as our stockholder rights plan, that could make a proposed acquisition of the Company more difficult; and dilution resulting from potential future stock issuances.

Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

iGO, Inc.

iGO, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(000’s except per share data)

(unaudited)

	Three months ended
	September 30,
	2012	2011
Net revenue	$7,931	$9,666

Gross profit	1,507	2,124

Selling, engineering and administrative expenses	3,291	4,375

Loss from operations	(1,784)	(2,251)
Interest income (expense), net	3	13
Other income (expense), net	(49)	7

Net loss	$(1,830)	$(2,231)

Basic and diluted net loss per share	$(0.05)	$(0.07)

Basic and diluted weighted average common shares outstanding	34,388	33,566

iGO, Inc.

iGO, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(000’s)

(unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$9,267	$10,290
Short-term investments	$2,126	4,890
Accounts receivable, net	$4,227	5,813
Inventories	$9,539	11,177
Prepaid expenses and other current assets	$558	540

Total current assets	25,717	32,710
Other assets, net	3,596	4,568

Total assets	$29,313	$37,278

LIABILITIES AND EQUITY

Liabilities, excluding deferred revenue	$4,446	$5,106
Deferred revenue	511	1,305

Total liabilities	4,957	6,411

Total stockholders’ equity	24,356	30,867
Total liabilities and equity	$29,313	$37,278

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